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                                                                      EXHIBIT 23




                           INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Dain Rauscher Corporation:

     We consent to the incorporation by reference in Registration Statement No. 333-53851, Registration Statement No. 333-03113, Registration Statement No. 333-20487, Registration Statement No. 33-58069, Registration Statement No. 33-54223, Registration Statement No. 33-54907, Registration Statement No. 33-59426, Registration Statement No. 33-39182, Registration Statement No. 33-25979, post-effective amendment No. 1 to Registration Statement No. 333-53851, post-effective amendment No. 1 to Registration Statement No. 33-13068, post-effective amendment No. 2 to Registration Statement No. 33-10243, post-effective amendment No. 2 to Registration Statement No. 33-10242, post-effective amendment No. 4 to Registration Statement No. 2-90634, post-effective amendment No. 8 to Registration Statement No. 2-61514, post-effective amendment No. 11 to Registration Statement No. 2-57759, post-effective amendment No. 15 to Registration Statement No. 2-53289, post-effective amendment No. 16 to Registration Statement No. 2-51150 and Registration Statement No. 1-08186 of Dain Rauscher Corporation, and subsidiaries of our report dated February 5, 1998, relating to the consolidated balance sheets of Dain Rauscher Corporation (formerly Interra Financial Incorporated) and subsidiaries as of December 31, 1997 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Dain Rauscher Corporation.








                                             KPMG Peat Marwick LLP






Minneapolis, Minnesota
June 26, 1998